EXHIBIT 99.1

Johns Hopkins Medicine Treats First Commercial TULSA-PRO® Case

Profound Medical marks major milestone as the hospital launches its state-of-the-art iMRI suite to expand access to advanced prostate care

TORONTO, Jan. 06, 2026 (GLOBE NEWSWIRE) -- Profound Medical Corp. (NASDAQ:PROF; TSX:PRN) (“Profound” or the “Company”), a commercial-stage medical device company that develops and markets AI-powered, MRI-guided, incision-free therapies for the ablation of diseased tissue, today announced that The Johns Hopkins Hospital has treated its first non-clinical-trial prostate cancer patient using the Company’s TULSA-PRO® system. The milestone marks the official launch of TULSA-PRO at one of the world’s most influential centers for prostate cancer innovation and coincides with the opening of Johns Hopkins Medicine’s new interventional MRI (“iMRI”) suite — signaling the continued evolution of MRI from diagnostic imaging-only to a real-time therapeutic platform.

The TULSA Procedure™ represents a major advancement in prostate care, and is used by physicians to treat prostate cancer and benign prostatic hyperplasia (“BPH”, also known as an enlarged prostate). Robotically controlled directional ultrasound is delivered from inside the urethra to precisely and gently heat prostate tissue to ‘kill temperature’ (55-57°C), while protecting surrounding nerves and anatomy. Real-time MRI thermography enables continuous visualization and autonomous temperature adjustment throughout the procedure. This level of precision allows physicians to tailor therapy to each patient, resulting in no procedural blood loss, no overnight hospital stay, and a quicker return to everyday life, while minimizing side effects typically associated with surgery or radiation, such as urinary incontinence and/or erectile dysfunction.

“The implementation of TULSA-PRO in a newly built interventional MR suite specifically designed for surgical procedures that benefit from the precision of real-time MRI to deliver superior clinical outcomes is a growing movement. Accordingly, it is not surprising that a leading institution such as Johns Hopkins Medicine is at the forefront of this trend. Johns Hopkins University was an early participant in the clinical development of TULSA-PRO through participation in the TACT pivotal clinical trial that led to the technology’s FDA clearance, and then in the more recent randomized prospective post-market CAPTAIN trial. We are thrilled to see them now offer TULSA-PRO to their patients as an option to treat prostate cancer or symptoms of BPH,” said Arun Menawat, CEO and Chairman of Profound Medical.

About Profound Medical Corp.

Profound is a commercial-stage medical device company that develops and markets AI-powered, MRI-guided, incision-free therapies for the ablation of diseased tissue.

Profound is commercializing TULSA-PRO®, a technology that combines real-time MRI, AI-enhanced planning, robotically-driven transurethral ultrasound and closed-loop temperature feedback control. The TULSA Procedure™, performed using the TULSA-PRO system, has the potential of becoming a mainstream treatment modality across the entire prostate disease spectrum; ranging from low-, intermediate-, or high-risk prostate cancer; to hybrid patients suffering from both prostate cancer and benign prostatic hyperplasia (“BPH”); to men with BPH only; and also, to patients requiring salvage therapy for radio-recurrent localized prostate cancer. The TULSA Procedure employs real-time MR guidance for precision to preserve patients’ urinary continence and sexual function, while killing the targeted prostate tissue via precise sound absorption technology that gently heats it to 55-57°C. TULSA is an incision- and radiation-free “one-and-done” procedure performed in a single session that takes a few hours. Virtually all prostate shapes and sizes can be safely, effectively, and efficiently treated with TULSA. There is no bleeding associated with the procedure; no hospital stay is required; and most TULSA patients report quick recovery to their normal routine. TULSA-PRO is CE marked, Health Canada approved, and 510(k) cleared by the U.S. Food and Drug Administration (“FDA”).

Profound is also commercializing Sonalleve®, an innovative therapeutic platform that is CE marked for the treatment of uterine fibroids, adenomyosis, pain palliation of bone metastases, desmoid tumors and osteoid osteoma. Sonalleve has also been approved by the China National Medical Products Administration for the non-invasive treatment of uterine fibroids and has FDA approval under a Humanitarian Device Exemption for the treatment of osteoid osteoma. Profound is in the early stages of exploring additional potential treatment markets for Sonalleve where the technology has been shown to have clinical application, such as non-invasive ablation of abdominal cancers and hyperthermia for cancer therapy.

Forward-Looking Statements

This release includes forward-looking statements regarding Profound and its business which may include, but is not limited to, any express or implied statements or guidance regarding current or future financial performance; the expectations regarding the efficacy of Profound’s technology in the treatment of prostate cancer, BPH, uterine fibroids, adenomyosis, pain palliation of bone metastases, desmoid tumors and osteoid osteoma; and the success of Profound’s commercialization strategy and activities for TULSA-PRO® and Sonalleve®. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "is expected", "expects", "scheduled", "intends", "contemplates", "anticipates", "believes", "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of Profound. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting Profound, including risks regarding the medical device industry, regulatory approvals, reimbursement, economic factors, the equity markets generally and risks associated with growth and competition. Although Profound has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are described in Profound's Annual Report on Form 10-K and other filings made with U.S. and Canadian securities regulators, available at www.sedarplus.ca and www.sec.gov. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Profound undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

For further information, please contact:

Stephen Kilmer
Investor Relations
skilmer@profoundmedical.com
T: 647.872.4849

Susan Thomas
Public Relations
sthomas@profoundmedical.com
T: 619.540.9195